UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2600 South Shore Blvd., Suite 300, League City, Texas 77573

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.01 Item 2.03	Completion of Acquisition or Disposition of Assets Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities

On May 14, 2021, Muscle Maker, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement with the members (the (“Poke Sellers”) of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, and TNB Holdings, LLC, each a Connecticut limited liability company (collectively, the “Poke Entities”) pursuant to which the Company acquired all of the issued and outstanding membership interest of the Poke Entities in consideration of $4,000,000 in cash and $730,000 payable in the form of a promissory note (the “Poke Note”). The closing occurred on May 14, 2021. Within 90 days of the closing, the purchase price will be adjusted to reflect credit card payments and third-party delivery vendors of the Poke Entities prior to the closing and the aggregate amount of expenses and liabilities incurred by the Poke Entities after the Closing but accrued or attributable to the period prior to the closing. If the Adjustment Amount is a positive amount, the Company shall remit the adjustment amount to the Sellers. If the adjustment amount is a negative amount, the Sellers shall remit the adjustment amount to the Company. The Poke Note provides for the payment of principal and interest to be paid in 60 monthly installments consisting of 59 installments of $5,308.73 commencing June 1, 2021 and one installment of $535,855.79 due and payable in May 1, 2026.

In a related transaction, on May 14, 2021, the Company and the Poke Sellers entered into a Membership Interest Exchange Agreement pursuant to which the Company acquired Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC, each a Connecticut limited liability company (collectively, the Poke Entities II”) in exchange for shares of common stock of the Company valued at $1,250,000. The closing occurred on May 14, 2021.

On May 14, 2021, between Saladco Holdings, LLC and Poke Co Holdings, LLC, a wholly owned subsidiary of the Compay (“Poke Co”), entered into an Intellectual Property License Agreement providing Poke Co with a license to use certain intellectual property in connection with the preparation of Saladcraft®branded fruit and vegetable salads and related items for a term of one year in consideration of a fee of 10% of the restaurant’s net sales of Saladcraft® Products with respect to Pokémoto Restaurants owned and operated by Poke Co or its affiliates and 50% of the license revenue collected by Poke Co from such franchisees that is directly attributable to the sale of Saladcraft® Products in or from franchisees’ Pokémoto Restaurants.

As a result of the above transactions, the Company has acquired PokeMoto (www.pokemoto.com), a thirteen location concept known for its healthier modern culinary twist on a traditional Hawaiian poke classic.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statement of Business Acquired

Audited financial statements of the Poke Entities and the Poke Entities II for the years ended December 31, 2020 and 2021 (to be filed by amendment)

Unaudited financial statements of Poke Entities and the Poke Entities II for the three months ended March 31, 2021 and 2020 (to be filed by amendment)

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements (to be filed by amendment)

(c) Exhibits

Exhibit No.	Description of Exhibit

4.1	Promissory Note in the principal amount of $730,000 dated May 14, 2021

10.1*	Membership Interest Purchase Agreement dated May 14, 2021 between Muscle Maker, Inc. and Thienson Nguyen, Dennis Bok, William Bok, Lisa Bok and Gladys Longwa for the purchase of PKM Stamford, LLC, Poke Co., LLC, LB Holdings LLC, and TNB Holdings, LLC

10.2*	Membership Interest Exchange Agreement dated May 14, 2021 between Muscle Maker, Inc. and Thienson Nguyen, Dennis Bok, William Bok, Lisa Bok and Gladys Longwa for the purchase of Poke Co Holdings LLC, GLL Enterprises, LLC, and TNB Holdings II, LLC

10.3	Intellectual Property License Agreement by and between Saladco Holdings, LLC and Poke Co Holdings, LLC dated May 14, 2021

99.1	Press Release dated May 18, 2021

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

By:	/s/ Michael Roper
Name:	Michael Roper
Title:	Chief Executive Officer

Date:	May 18, 2021
League City, Texas